                                                                    EXHIBIT 3.11

                            ARTICLES OF INCORPORATION
                                       OF
                        YELLOW RELOCATION SERVICES, INC.

     The undersigned natural person of the age of eighteen (18) years or more does hereby adopt the following articles of incorporation for the purpose of forming a corporation under the Kansas General Corporation Code.

                                   ARTICLE I

     The name of the corporation is:

                        Yellow Relocation Services, Inc.

                                   ARTICLE II

     The initial registered office of the corporation in the State of Kansas shall be located at 10990 Roe Avenue, Overland Park, Johnson County, Kansas 66207. The name of the initial registered agent of the corporation at such address shall be Daniel L. Hornbeck.

                                   ARTICLE III

     The aggregate number of shares of stock which this corporation shall have authority to issue shall be Ten Thousand (10,000) shares, all of which shall be common stock share without par value.

                                   ARTICLE IV

     The name and address of the sole incorporator is as follows:

                               Daniel J. Hornbeck
                                10990 Roe Avenue
                             Overland Park, KS 66207

                                    ARTICLE V

     The initial Board of Directors of the corporation shall consist of one person who shall be William F. Martin, Jr. The number of directors to constitute subsequent boards of directors shall be fixed by, or in the manner provided in, the by-laws of the corporation. Any changes in the number of members of the Board shall be reported to the Secretary of State within thirty calendar days of such change.

                                   ARTICLE VI

     The corporation shall have perpetual existence.

                                   ARTICLE VII

     The purpose of this corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the Kansas General Corporation Code.

     IN WITNESS WHEREOF, I execute these articles of incorporation this 16th day of March, 1989.


                                             /s/ DANIEL J. HORNBECK
                                             -----------------------------------
                                             Sole Incorporator

STATE OF KANSAS   )
                  )  ss.
COUNTY OF JOHNSON )

     I, Willa G. Cline, a notary public, do hereby certify that on this 16th day of March, 1989, personally appeared before me Daniel L. Hornbeck, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.


                                             /s/ WILLA G. CLINE
                                             -----------------------------------
                                             Notary Public

My commission expires: 3/24/91

                                     - 2 -